This  AGREEMENT was made on August 12, 1999 and replaces any previous contracts.

Between:  649.com,  inc,  ('ABET')

ABET  is  a  public  company  listed  on  the  OTC  Bulletin  Board.

And:     Brandon  Moase  ('BM')  as  Consultant.
         BM  is  a  resident  of  British  Columbia

ABET is prepared to have BM as the VP Operations under the following terms and conditions:

1.     Term  and  Starting  Date:
The initial term is 12 months starting August 13, 1999. Renewable terms and conditions subject to board approval.

2.     Compensation:
a)     Base  salary  of  $6,000  (Canadian)/monthly  paid  by-monthly.
b) Signing bonus of 250,000 shares of ABET to be awarded BM or his nominee. These shares to be released to BM according to SEC regulations,
c) Stock Options: in addition, BM to be awarded options to purchase an additional 250,000 shares at 50 cents (US)/share (option good for 2 years)
d)     Out  of  pocket costs to be reimbursed, at cost to BM on a monthly basis,
e) The 250,000 share stock option can only be exercised after the 12th month and only if BM has remained a consultant for that period.
f)     The  250,000  bonus  shares  are  awarded  as  follows:
       120,000 shares March 1, 2000 and 15,000 shares per month, thereafter, for a total of 180,000 over 12 months with an additional 70,000 shares due at the end of the 12-month period.

3.     Duties:
a)     Nominated  to  the  Board  of  ABET  as  director.



AGREED:                              SIGNED:

August  12,  1999                    August  12,  1999


/s/  Brandon  Moase                  /s/  Lawrence  P  Burbidge
Brandon  Moase                       649.com,  Inc.,  Lawrence  P  Burbidge,
President  and  CEO